Exhibit 99.1

Longhai Steel Announces New Board Member

Josh Howell replaces Marshall Toplansky

XINGTAI CITY, CHINA, May 4, 2012 -- Longhai Steel Inc. ("Longhai” or the “Company”) (OTCBB: LGHS.OB), a producer of high-quality steel wire products in the People's Republic of China, today announced that Marshall Toplansky has resigned from the board to join KPMG as a Partner, which precludes him from serving on an outside board of directors. Longhai’s board of directors has approved the appointment of Joseph ‘Josh’ Howell, III to replace Mr. Toplansky on the board, effective immediately.

Mr. Howell is currently Senior Vice President of Level 3 Communications (NYSE: LVLT), a global telecommunications company based near Denver, CO. Mr. Howell is part of the core team of executives who launched the communications company, listed it on NASDAQ and helped build the company as it expanded to more than 45 countries. Prior to Level 3, he was Senior Vice President of MFS Communications, an international telecommunications company he helped take public as part of the team of executives who built the company into the largest competitive local carrier in the U.S. and Europe.

"We thank Marshall for his contributions," said Steven Ross, Executive Vice President of Longhai. "He was instrumental in our strategic realignment and leaves us with Longhai being in a much stronger position. At the same time, we are excited to have Josh join our board. His extensive public markets and business experience will be a wonderful asset to our board and to the Company’s strategic planning and operations."

About Longhai Steel Inc.

Longhai Steel is a leading producer of high-quality steel wire in eastern China, with annual capacity of 1.5 million metric tons. Longhai’s wire is manufactured into screws, nails, and wire mesh used for fencing and to reinforce concrete. Longhai recently expanded its production facility to include specialized applications such as steel wire rope, steel strand, steel belted radial tires, and steel welding rod. Demand is based on spending in the construction, automotive and infrastructure industries in China. Company website: www.longhaisteelinc.com.

Safe harbor statement

Certain statements in this news release are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These forward-looking statements can be identified by terminology such as "anticipate," "believe," "could," "estimates," "expect," "future," "intends," "may," "plans," "should," "will," and similar statements.

The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding China's economic growth, general industry conditions including local supply and price of wire, environmental risks, Longhai 's business or growth strategy, Longhai's ability to achieve the new facility's production expectation; Longhai's ability to develop and produce higher margin products that achieve market acceptance; the success of Longhai 's investments, risks, and uncertainties regarding fluctuations in earnings, its ability to sustain its previous levels of profitability including its ability to manage growth, intense competition, wage increases in China, its ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, its ability to successfully complete and integrate potential acquisitions, withdrawal of governmental financial incentives, political instability and regional conflicts, and legal restrictions on raising capital or acquiring companies outside China. Although Longhai believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements. Although these expectations and the factors influencing them will likely change, we are under no obligation to inform you if they do. These and additional risks that could affect Longhai's future operating and financial results are more fully described in its filings with the U.S. Securities and Exchange Commission. These filings are available at www.sec.gov.

Longhai may, from time to time, make additional written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission on forms 10-K, 10-Q, and 8-K, in its annual report to shareholders, in news releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Longhai does not undertake to update any forward-looking statements that may be made from time to time by or on its behalf, except as required by law.

Contacts:

Longhai Steel Inc.
Steven Ross (English)
Phone: 949-720-1265
Email: sross@longhaisteelinc.com

Cindy Han (English and Chinese)
Phone: 86-139-3099-8773
Email: dhan2625@163.com

MZ Group – North America
Derek Gradwell, SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

MZ Group – North America
Scott Powell, Senior Vice President
Tel: +1-212-301-7130
Email: scott.powell@mzgroup.us